Exhibit 99.1
NEWS
FOR IMMEDIATE RELEASE
COMPANY CONTACT
Paul Vincent
Manager of Investor Relations
(281) 874-2700, (800) 777-2412
SWIFT ENERGY PRICES $225 MILLION SENIOR NOTES OFFERING AND
CALLS $150 MILLION OF OUTSTANDING SENIOR NOTES DUE 2011
HOUSTON, November 10, 2009 — Swift Energy Company (NYSE: SFY) announced today that it increased the size of its public offering of Senior Notes due 2020 from $200 million to $225 million, and that it is calling for redemption all of its outstanding $150 million 7 5/8% Senior Notes due 2011 in accordance with the terms of those notes.
The new Senior Notes, which carry a coupon rate of 8 7/8%, are being sold at 98.389% of par, which equates to an effective yield to maturity of 9 1/8%. Interest on the Senior Notes will be payable on January 15 and July 15 of each year, commencing January 15, 2010, which first interest payment will consist only of interest from the closing date. The offering is expected to close November 25, 2009, subject to normal closing conditions. The new Senior Notes received ratings of BB- from Standard & Poor’s and B3 from Moody’s.
The largest portion of the net proceeds of approximately $216.4 million of the new Senior Notes offering will be used by the Company to redeem all of its outstanding 7 5/8% Senior Notes due 2011 (CUSIP #870738AE1) at a redemption price of 101.906% of their principal amount, plus accrued and unpaid interest from July 15, 2009 to the redemption date. The Senior Notes due 2011 will be automatically redeemed on December 10, 2009 and no further interest will accrue on these notes after that date. A Notice of Redemption is being mailed to all registered holders of the Senior Notes due 2011.
The remainder of the net proceeds of the new Senior Notes offering will be used to repay the total amount outstanding on the Company’s bank credit agreement.
J.P. Morgan Securities Inc., Goldman, Sachs & Co., RBC Capital Markets Corporation and Wells Fargo Securities are acting as Joint Book-Running Managers for this notes offering. BNP Paribas, Calyon Securities (USA) Inc., and Societe Generale are serving as Senior Co-Managers of the underwriting syndicate, while BBVA Securities, Comerica Securities, and Natixis Bleichroeder LLC. are serving as Co-Managers of the underwriting syndicate. When available, copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering may be obtained by contacting J.P. Morgan Securities Inc. at 270 Park Avenue, 8th Floor, New York, NY 10017, Attention: Syndicate Desk or by calling (800) 245-8812; Goldman, Sachs & Co. at 85 Broad Street, New York, NY 10004, Attn: Prospectus Department or by calling (866) 471-2526; RBC Capital
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SWIFT/2
Markets Corporation at Three World Financial Center, 200 Vesey Street, 9th Floor, New York, NY 10281-8098, Attention: High Yield Capital Markets or by calling (212) 618-2205; or Wells Fargo Securities at 301 South College Street, 6th Floor, Charlotte, NC 28202, Attention: High Yield Syndicate or by calling (704) 715-7035. Copies of the preliminary prospectus supplement and accompanying base prospectus will also be available on the Securities and Exchange Commission’s website at www.sec.gov.
This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Such an offer can only be made by delivery of a prospectus that has been filed with the Securities and Exchange Commission.
Swift Energy Company, founded in 1979 and headquartered in Houston, engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on oil and natural gas reserves onshore in Louisiana and Texas and in the inland waters of Louisiana.
This material includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, or other statements other than statements of historical fact, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.
16825 Northchase Drive, Suite 400, Houston TX